New Relic Hires AWS Alum Mark Dodds as Chief Revenue Officer
New Relic expects fiscal year 2023 second quarter revenue and non-GAAP operating profit to exceed high end of guidance
SAN FRANCISCO — October 11, 2022 — New Relic (NYSE: NEWR), the observability company, announced that former Amazon Web Services (AWS) executive Mark Dodds has been appointed as Chief Revenue Officer. Dodds brings several decades of high-growth sales experience to New Relic, with a deep focus on consumption models, cloud transformation, and cloud technologies. Dodds will draw from his expertise in leading sales and customer adoption organizations at scale to drive adoption of the New Relic observability platform worldwide. He will be responsible for driving strategy and execution for the core functions of sales, customer success, customer adoption, and go-to-market operations.

“Mark is an exciting addition to the New Relic leadership team and brings a wealth of experience running consumption-based businesses at world-class companies like Amazon and Microsoft,” said New Relic CEO Bill Staples. “His appointment is timely as we continue to see healthy customer growth and consumption of our platform and his discipline and operational mindset will help us drive continued acceleration in our business performance. For Q2, I expect us to exceed the high end of the quarterly revenue and non-GAAP operating profit guidance issued on our last earnings call.”
Before his role at New Relic, Dodds led several global go-to-market organizations at AWS for consumption-based businesses ranging from cloud infrastructure and edge computing to productivity applications and customer experience. Most recently, he led global sales, technical, and business development for productivity applications at AWS. Prior to AWS, he served at Dell and Microsoft as a senior executive building global go-to-market functions at scale for both commercial and public sector organizations.
“New Relic is at the forefront of the observability market with its usage-based pricing model and customer-centric mindset,” said New Relic CRO Mark Dodds. “My team will build upon the company’s hard work to date to help customers gain true visibility across their entire technology stack.”
Dodds’ appointment continues New Relic’s focus to further build out its leadership team, following the recent hiring of David Barter as Chief Financial Officer, Siva Padisetty as SVP and GM of Telemetry Data Platform and Global Infrastructure, and Tia Williams as GVP of Design and Product Experience.

About New Relic
As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. www.newrelic.com.

Forward-looking statements
This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding our anticipated Q2 results, the expected results of executive hires, anticipated creation of customer value, and our ability to execute on our strategic plans, including any anticipated benefits, results and future opportunities related thereto. The achievement or success of the matters covered by such forward-looking statements are based on New Relic’s current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause New Relic’s actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement. Further information on factors that could affect New Relic’s financial and other results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, including in New Relic’s most recent Form 10-Q, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC's website at www.sec.gov. New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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